Exhibit 10.9

NON-QUALIFIED STOCK OPTION AGREEMENT
FOR DIRECTORS
UNDER THE 2021 AMENDED AND RESTATED BRIDGEBIO PHARMA, INC.
STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:

No. of Option Shares:

Option Exercise Price per Share:	$	[1]

Grant Date:

Expiration Date:		[2]

1 Note to Form: FMV on Grant Date

2 Note to Form: No more than 10 years

Pursuant to the 2021 Amended and Restated BridgeBio Pharma, Inc. Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), BridgeBio Pharma, Inc. (the “Company”) hereby grants to the Optionee named above, who is a director of the Company, an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $0.001 per share (the “Stock”), of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

1.
Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable as follows: ___________________________________, so long as the Optionee continues to serve as a member of the Company’s Board of Directors on such dates.

Notwithstanding the foregoing, in the event of a Sale Event, 100% of the then-outstanding and unvested Option Shares shall immediately be deemed vested and exercisable on the date of such Sale Event; provided, that the Optionee continues to serve as a member of the Company’s Board of Directors until the date of such Sale Event. Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2.
Manner of Exercise.
(a)
The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or (v) a combination of (i), (ii), (iii) and (iv) above. Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously- owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.

(b)
The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.
(c)
Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.
3.
Termination of Service Relationship. If the Optionee’s service as a member of the Company’s Board of Directors ceases, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.
(a)
Termination Due to Death. If the Optionee’s service as a member of the Company’s Board of Directors terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.
(b)
Other Termination. If the Optionee’s service as a member of the Company’s Board of Directors ceases for any reason other than the Optionee’s death, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date the Optionee ceased service as a member of the Company’s Board of Directors, for a period of six months from the date the Optionee ceased service as a member of the Company’s Board of Directors or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date the Optionee ceases to serve as a member of the Company’s Board of Directors shall terminate immediately and be of no further force or effect.
4.
Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
5.
Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.
6.
Tax Withholding. As applicable and in accordance with applicable tax laws, the Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes and/or social insurance contribution required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding and/or social insurance contribution obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Optionee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.
7.
No Obligation to Continue Service Relationship. Neither the Plan nor this Stock Option confers upon the Optionee any rights with respect to continuance of a Service Relationship with the Company or a Subsidiary.
8.
Integration. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

9.
Data Privacy Consent. In order to administer the Plan and this Agreement, to implement, manage and administer the Optionee’s participation in the Plan, and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all equity awards or any other entitlement to stock awarded, canceled, exercised, vested, unvested or outstanding and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) voluntarily consents to and authorizes the Company to hold, collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; (iv) understands that the Relevant Information may be transferred to one or more stock plan service provider(s) selected by the Company, which may assist the Company with the implementation, administration, and management of the Plan; (v) understands that the recipients of the Relevant Information may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than the Optionee’s country of residence; and (vi) authorizes the transfer of the Relevant Information to any jurisdiction which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
10.
Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

BridgeBio Pharma, Inc.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:

Optionee’s Signature

Optionee’s name and address: